UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41644	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	OPXS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 19, 2025, the Company held its 2025 annual meeting of shareholders (the “Meeting”). As of the record date for the Meeting, 6,896,738 shares of common stock were issued and outstanding. A total of 5,729,315 shares of common stock, constituting a quorum, were present or represented by proxy at the Meeting. At the Meeting, the Company’s shareholders voted on the following proposals:

1.	To elect four nominees to the Company’s board of directors, each for a term expiring at the next annual meeting of shareholders, and until his successor has been duly elected and qualified:

Director	For	Withhold	Broker Non-Votes
Danny R. Schoening	3,909,090	83,297	1,736,928
Dayton Judd	3,886,603	105,784	1,736,928
Dale E. Lehmann	3,906,008	86,379	1,736,928
R. Rimmy Malhotra	3,768,414	223,973	1,736,928

2.	To ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2025:

For	Against	Abstain
5,637,056	297	91,962

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.

For	Against	Abstain	Broker Non-Votes
3,420,567	123,022	448,798	1,736,928

As a result, all four director nominees to the Company’s board of directors were elected, and proposals 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Karen Hawkins
Karen Hawkins
Title:	Chief Financial Officer

Date: February 24, 2025